UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 1, 2005

Rudolph Technologies, Inc.
(Exact name of registrant as specified in its charter)
DELAWARE	000-27965	22-3531208
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Rudolph Road, Flanders, NJ 07836
(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (973) 691-1300

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

        On August 1, 2005, Rudolph Technologies, Inc. issued a press release reporting its financial results for the three and six months ended June 30, 2005.  The press release is attached hereto as Exhibit 99.1.

        The information in this Current Report on Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

            (c)  Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release issued August 1, 2005

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release issued August 1, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Rudolph Technologies, Inc.

Date: August 1, 2005	By: /s/ Paul F. McLaughlin
Paul F. McLaughlin Chairman and Chief Executive Officer

EXHIBIT 99.1

Filed by Rudolph Technologies, Inc.
Pursuant to Rule 425 under the Securities Act of 1933
And deemed filed pursuant to Rule 14a-12
Under the Securities Exchange Act of 1934

Subject company:  August Technology Corporation
Commission File No. 000-30637

RUDOLPH TECHNOLOGIES ANNOUNCES SECOND QUARTER RESULTS
REVENUE AND EARNINGS INCREASE OVER 2004 LEVELS AND MEET GUIDANCE

Flanders, NJ, August 1, 2005 - Rudolph Technologies, Inc. (Nasdaq: RTEC), a leading provider of process control equipment for thin film measurements and macro-defect inspection during Integrated Circuit (IC) manufacturing, today announced financial results for the second quarter ended June 30, 2005.

Highlights for the second quarter include:

  Revenue of $21.4 million increases 5% year-over-year
  EPS increase to $0.11 from $0.09 in prior-year period
  Operating profit increases 11% year-over-year to $2.1 million
  New WaferView(R) 320 macro-defect inspection tools gain market acceptance
  A definitive agreement is signed to merge with August Technology

Discussing the second quarter results, Paul F. McLaughlin, Chairman and CEO commented:

"We had an extremely productive second quarter. First, we continued our track record of profitability by effectively managing the Company at various revenue levels reflective of the current sideways movement in semiconductor capital equipment markets. Second, we introduced two major new products in the quarter and highlighted these at Semicon West in San Francisco this month. Third, our macro-defect inspection tools continued to gain acceptance in the marketplace and we received customer acceptance of our first WaferView 320 tools that were shipped to a major logic supplier in the first quarter. Our macro-defect products, including both our WaferView 310 tools and our new tools, accounted for slightly over 20% of our second quarter revenues. Fourth, in June we announced shipment of our 200th MetaPULSE(R) tool. While achieving these accomplishments, the Company signed a strategic merger agreement with August Technology, taking a major step toward our goal to become the 4th largest overall supplier of process control solutions and the number two "pure play" process control company in the industry."

The Company's second quarter revenue totaled $21.4 million, a 5% increase compared to $20.4 million for the second quarter of 2004. Revenue for the 2005 second quarter decreased by 7% compared to the 2005 first quarter revenue of $23.1 million. During the second quarter, international sales represented approximately 80% of revenue while domestic sales accounted for 20%. This compares to international sales of 60% and domestic sales of 40% in the year-ago quarter.

The Company continued its strong heritage of profitability as second quarter net income totaled $1.9 million, or $0.11 per diluted share, compared to $1.5 million, or $0.09 per diluted share for the 2004 second quarter. The Company reported net income of $1.7 million, or $0.10 per diluted share for the 2005 first quarter.

Second quarter gross margin was 47% compared to 48% in the 2004 second quarter. The gross margin in the 2005 first quarter was 47%.

Research and development (R&D) expenses for the second quarter totaled $3.0 million, compared to $3.4 million in the first quarter of 2005, and $4.1 million in the year-ago period. As a percentage of revenue, R&D was 14%, compared to 15% last quarter, and 20% in the same quarter last year. The sequential decrease in R&D is primarily the result of the timing of project cost spending and cost containment initiatives implemented in the second quarter. The Company anticipates that third quarter spending on R&D will be approximately 14% of revenue.

Selling, general and administrative (S,G&A) expenses for the second quarter totaled $4.8 million, compared to $5.3 million in the first quarter of 2005, and $3.7 million in the prior- year period. As a percentage of revenue, S,G&A was 23% in the 2005 first and second quarters. The sequential decrease in S,G&A was due to cost containment initiatives. Also contributing to the decrease was $362,000 recorded in first quarter of 2005 for the Company's merger and acquisition activities. The Company expects that S,G&A will be approximately 22% of revenue in the third quarter of 2005.

Balance Sheet Strength

At June 30, 2005, the Company's cash and marketable securities totaled $78.3 million and working capital increased to $124.5 million. For the quarter, receivables increased $7.1 million primarily due to the timing of shipments in the quarter and longer collection times in Japan resulting from our move last year to direct operations. Inventory continued to decline to $31.2 million.

Outlook

Reflecting the current sideways movement in our market and our belief that order troughs in the current cycle have recently been reached, the Company is currently anticipating revenue for the third quarter ending September 30, 2005 to be sequentially flat to down 10%, compared to that of the 2005 second quarter revenue of $21.4 million. The Company is expecting diluted earnings per share to be approximately $0.06 to $0.10 for the 2005 third quarter. We are reaffirming our belief that orders will show improvement as the second half of 2005 continues leading to stronger revenue and earnings levels in 2006.

Conference Call

Rudolph Technologies will be hosting a conference call today at 4:45 PM ET. A live webcast will also be available to investors on the Company's website at www.rudolphtech.com. To listen to the live call, please go to the website at least fifteen minutes early to register, download and install any necessary audio software.

About Rudolph Technologies

Rudolph Technologies is a worldwide leader in the design, development, manufacture and support of high-performance process control metrology systems used by semiconductor device manufacturers. The Company provides a full-fab solution through its families of proprietary systems for metrology applications used throughout the device manufacturing process. Rudolph's product development has successfully anticipated and addressed many emerging trends that are driving the semiconductor industry's growth. The Company's success in creating complementary metrology applications through aggressive research and development is key to Rudolph's strategy for continued technological and market leadership.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify those so-called "forward-looking statements" by words such as "may," "will," "would," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of those words and other comparable words. Rudolph wishes to take advantage of the "safe harbor" provided for by the Private Securities Litigation Reform Act of 1995 and you are cautioned that actual events or results may differ materially from the expectations expressed in such forward-looking statements as a result of various factors, including risks and uncertainties, many of which are beyond the control of Rudolph. Factors that could cause actual results to differ materially from the expectations expressed in such forward-looking statements include, but are not limited to: (1) cyclicality of the semiconductor industry; (2) customer concentration; (3) introduction of new products by Rudolph's competitors; (4) sole or limited sources of supply; (5) the merger agreement and the transactions contemplated thereby may not be approved by the companies' shareholders; (6) Rudolph and August may be unable to obtain certain foreign regulatory approvals required for the transaction, or obtain these approvals may delay the transaction or result in the imposition of conditions that could have a material adverse effect on the combined company; (7) conditions to the closing of the transaction may not be satisfied; (8) the businesses of Rudolph and August may not be integrated successfully, which may result in the combined company not operating as effectively and efficiently as expected or such integration may be more difficult, time-consuming or costly than expected; (9) expected combination benefits from the merger may not be fully realized or realized within the expected time frame; (10) revenues following the merger may be lower than expected; (11) costs, customer loss and business disruption, including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers, may be greater than expected following the consummation of the merger, or the effects of purchase accounting may be different from the companies' expectations; (12) the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; (13) the businesses of the companies may suffer as a result of uncertainty surrounding the transaction; (14) the industry may be subject to future regulatory or legislative actions that could adversely affect the companies; (15) the impact of the slowdown in the overall economy; (16) uncertainty of the current global political environment; (17) the potential for terrorist attacks; (18) changes in customer demands for our existing and new products, the timing, cancellation or delay of customer orders and shipments; (19) the timing of revenue recognition of shipments; (20) changes in or an inability to execute our business strategy; (21) unanticipated manufacturing or supply problems and (22) changes in tax rules. Rudolph cannot guarantee future results, levels of activity, performance, or achievements. Additional factors that may affect the future results of Rudolph and August are set forth in their respective Form 10-K reports for the year ended December 31, 2004 and other filings with the Securities and Exchange Commission ("SEC"), which are available at http://www.sec.gov, the SEC's website, and at the companies' websites, which are http://www.rudolphtech.com and http://www.augusttech.com, respectively. These factors are updated from time to time through the filing of reports and registration statements with the SEC.

(Tables to follow)

RUDOLPH TECHNOLOGIES, INC. CONDENSED CONSOLIDATED BALANCE SHEETS ($000) - (Unaudited)

	June 30,	December 31,
	2005	2004
ASSETS
Current assets
Cash and marketable securities	$ 78,270	$ 76,747
Accounts receivable, net	27,512	20,827
Inventories	31,210	33,996
Prepaid and other assets	2,974	3,050
Total current assets	139,966	134,620
Net property, plant and equipment	7,378	8,330
Intangibles	22,311	22,749
Other assets	7,822	5,581
Total assets	$ 177,477	$ 171,280

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$ 8,130	$ 9,313
Other current liabilities	7,288	5,192
Total current liabilities	15,418	14,505
Stockholders' equity	162,059	156,775
Total liabilities and stockholders' equity	$ 177,477	$ 171,280

(table to follow)

RUDOLPH TECHNOLOGIES, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) - ($000)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2005	2004	2005	2004

Revenues	$ 21,385	$ 20,433	$ 44,442	$ 39,325
Cost of revenues	11,266	10,533	23,561	20,821
Gross profit	10,119	9,900	20,881	18,504
Operating expenses:
Research and development	3,005	4,145	6,376	8,316
Selling, general and administrative	4,836	3,678	10,158	6,971
Amortization	219	219	438	438
Total operating expenses	8,060	8,042	16,972	15,725
Operating income	2,059	1,858	3,909	2,779
Interest income and other, net	417	251	841	600
Provision for income taxes	615	617	1,140	909
Net income	$ 1,861	$ 1,492	$ 3,610	$ 2,470

Net income per share:

Basic	$ 0.11	$ 0.09	$ 0.21	$ 0.15
Diluted	$ 0.11	$ 0.09	$ 0.21	$ 0.15

Weighted average shares outstanding:

Basic	16,896,480	16,740,759	16,868,991	16,717,084
Diluted	16,928,358	16,892,059	16,925,316	16,968,741

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Additional Information

Any information concerning August contained in this transcript has been taken from, or is based upon, publicly available information. Although Rudolph does not have any information that would indicate that any information contained in this transcript that has been taken from such documents is inaccurate or incomplete, Rudolph does not take any responsibility for the accuracy or completeness of such information. Investors and security holders are urged to read the disclosure documents regarding the proposed Rudolph/August merger, when they become available, because they will contain important information. The disclosure documents will be filed with the Securities and Exchange Commission by Rudolph. Investors and security holders may obtain a free copy of the disclosure documents (when they are available) and other documents filed by Rudolph with the Commission at the Commission's website at www.sec.gov. The disclosure documents and these other documents may also be obtained for free from Rudolph by directing a request to Rudolph Technologies, Inc., One Rudolph Road, Flanders, New Jersey 07836, Attention: General Counsel.

Information Regarding Certain Rudolph Persons

 Rudolph is not currently engaged in a solicitation of proxies or consents from its shareholders or from the shareholders of August. However, in connection with its proposal to merge with August, certain directors and executive officers or Rudolph may participate in meetings or discussions with Rudolph shareholders some of whom may also be August shareholders or other persons who may also be August shareholders. Rudolph does not believe that any of these persons is a "participant" as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended, in the solicitation of proxies or consents, or that Schedule 14A requires the disclosure of certain information concerning any of them. Information concerning the directors and executive officers of Rudolph and a description of their interests in Rudolph is set forth in Rudolph's proxy statement filed with the Commission on April 22, 2005. As of the date of this transcript, Rudolph beneficially owns 100 shares of August common stock, and the directors and executive officers of Rudolph, in the aggregate, do not beneficially own in excess of 1% of August's common stock. If in the future Rudolph engages in solicitation of proxies from its shareholders or the shareholders of August in connection with a merger of the companies it will amend the information provided above as needed to disclose the information concerning participants in that solicitation required by Rule 14a-12 under the Securities Exchange Act of 1934.